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COMMUNITY CENTRAL BANK CORPORATION
FORM 10-KSB (continued)


                                   EXHIBIT 21


                           SUBSIDIARIES OF THE ISSUER



  Name of                     State or Jurisdiction of
Subsidiary                 Incorporation or Organization           Description
----------                 -----------------------------           -----------

Community Central Bank          State of Michigan                  A State Bank